Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-85770, 333-13361, 333-39529, 333-87695, 333-87697, 333-46908, 333-69068, 333-101102, 333-110537, and 333-120684) and in the Registration Statements on Amendment No. 1 to Forms S-8 (Nos. 333-13365 and 333-67819) of CPAC, Inc. of our report dated June 7, 2006, except for Note 7, which is as of June 21, 2006, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Rochester, New York
June 28, 2006

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